TO WHOM IT MAY CONCERN:

Pursuant to the authorization set forth in the instructions for the filing of Form 3, Form 4 and Form 5, respectively (hereinafter referred to as the "Reports"), under the requirements of the Securities Exchange Act of 1934, as amended, I hereby designate and authorize GWENN L. CARR or JAMES D. GAUGHAN to execute and file such Reports on my behalf with the Securities and Exchange Commission, and any other proper bodies, in the event of my absence, or inabliliy to execute said Reports, at any time when the filing of said Reports is in order.


The authority of GWENN L. CARR and JAMES D. GAUGHAN under this Power of Attorney shall continue until the undersigned is no longer required to file Reports with regard to the undersigned's ownership of or transcations in securities of MetLife, Inc., unless earlier revoked by me in writing.


The undersigned acknowledges that GWENN L. CARR and JAMES D. GAUGHAN are not assuming any of the undersigned's reponsibilities to comply with
Section 16 of the Securities Exchange Act of 1934, as amended.

/s/
Kenton J. Sicchitano

Date: September 22, 2003